As filed with the Securities and Exchange Commission on May 13, 1999

                                                      Registration No. 333-72009

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                               ACXIOM CORPORATION
               (Exact name of registrant as specified in charter)

              Delaware                             71-0581897
  {State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

                                  P.O. Box 2000
                            301 Industrial Boulevard
                           Conway, Arkansas 72033-2000
                                 (501) 336-1000
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               Catherine L. Hughes
                               Acxiom Corporation
                                  P.O. Box 2000
                            301 Industrial Boulevard
                           Conway, Arkansas 72033-2000
                                 (501) 336-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                              John Clayton Randolph
                            Friday, Eldredge & Clark
                       400 West Capitol Avenue, Suite 2000
                        Little Rock, Arkansas 72201-3493
                                 (501) 370-1559


        Approximate date of commencement of proposed sale to the public:
               From time to time after the effective date of this
           registration statement as determined by market conditions.
                           [S-3 Cover Page Continued]

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                                                 [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                                 [X]

If this Form is to be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                 [ ]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                           Subject to Completion
                                                                    May __, 1999

                                 400,400 SHARES
                               ACXIOM CORPORATION
                                  COMMON STOCK
                                ----------------

         The selling shareholders, as described on page __, offer for sale 400,400 shares of Acxiom common stock.

         Acxiom's  common stock is traded on the Nasdaq  National  Market System
under the symbol  "ACXM."   On May 12,  1999,  the closing  sale price of Acxiom
common stock on Nasdaq was $28 13/16 per share.

         Risk factors associated with this offering of Acxiom common stock are discussed at page 1.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              -------------------

                  The date of this Prospectus is May __, 1999.

         The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            PAGE


RISK FACTORS .................................................................1
ACXIOM........................................................................2
RECENT DEVELOPMENTS...........................................................3
USE OF PROCEEDS BY ACXIOM.....................................................3
PRICE RANGE OF COMMON STOCK AND DIVIDENDS.....................................3
SELLING SHAREHOLDERS..........................................................4
PLAN OF DISTRIBUTION..........................................................4
LEGAL MATTERS.................................................................6
EXPERTS.......................................................................6
WHERE YOU CAN FIND MORE INFORMATION ABOUT ACXIOM..............................6

         No one has been authorized to give you any information about this offering that is not contained in this prospectus. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                  RISK FACTORS

         The   following  are  factors  that  should  be  considered  by  anyone contemplating an investment in Acxiom common stock.

Legislation Relating to Consumer Privacy May Affect Acxiom's Ability to Collect Data

         There could be a material adverse impact on Acxiom's direct marketing and data sales business due to the enactment of legislation or industry regulations arising from the increase in public concern over consumer privacy issues. Restrictions upon the collection and use of information which is currently legally available could be adopted, in which case the cost to Acxiom of collecting certain kinds of data might be increased materially. It is also possible that Acxiom could be prohibited from collecting or disseminating certain types of data, which could in turn materially adversely affect Acxiom's ability to meet its customers' requirements.

Postal Rate Increases Could Lead to Reduced Volume of Business

         The direct marketing industry has been negatively impacted from time to time during past years by postal rate increases. Any future increases will, in Acxiom's opinion, force direct mailers to mail fewer pieces and to target their prospects more carefully. This sort of response by direct mailers could affect Acxiom by decreasing the amount of processing services purchased from Acxiom, which could result in lower revenues, net income and earnings per share.

Data Suppliers Might Withdraw Data From Acxiom Leading To Acxiom's Inability To Provide Products And Services

         Acxiom could suffer a material adverse effect if owners of the data used by Acxiom were to withdraw the data from Acxiom. Data Providers may withdraw data from Acxiom if the data suppliers deem Acxiom to be competitive, legislation is passed restricting the use of the data or the data supplier becomes insolvent. If a substantial number of data suppliers were to remove their data, Acxiom's ability to provide products and services to its customers may be materially adversely impacted resulting in decreased revenue, net income and earnings per share.

Short-term Contracts Affect Predictability of Revenues

         While approximately 54% of Acxiom's total revenue is currently derived from long-term customer contracts of over three years, the remainder is not. With respect to that portion of the business which is not under long-term contract, revenues are less predictable, and Acxiom must consequently engage in continual sales efforts to maintain its revenue stability and future growth.

Acxiom Must Continue to Improve Technology to Remain Competitive

         Maintaining technological competitiveness in its data products, processing functionality, software systems and services is key to Acxiom's continued success. Acxiom's ability to continually improve its current processes and to develop and introduce new products and services is essential in order to meet its competitors' technological developments and the increasingly sophisticated requirements of its customers. If Acxiom failed to do so, Acxiom could lose customers to current or future competitors resulting in decreased revenue, net income and earnings per share.

Year 2000  Problems  Could  Affect  Acxiom's  Ability  to Deliver  Products  and
Services

         Many computer systems and equipment and instruments were designed to only recognize the last two digits of the calendar year. With the arrival of the Year 2000, these systems may encounter operating problems due to their inability to distinguish years after 1999 from years preceding 1999. Acxiom believes that with modifications to existing software and conversions of new software the Year 2000 issue can be mitigated. However, the systems of vendors on which Acxiom relies may not be converted in a timely fashion or a vendor or customer may fail to convert its systems to be Year 2000 compliant which could materially adversely impact Acxiom's ability to deliver products and services to its customers. Acxiom's efforts to address the Year 2000 risk are discussed in the Form 10-Q for the quarter ended December 31, 1998 attached to this information statement/prospectus as Annex D.

                                     ACXIOM

         Acxiom's traditional business is the provision of data processing and related computer-based services to direct marketing organizations and to the marketing departments of large corporations in the United States and the United Kingdom. Since its inception in 1969, Acxiom has evolved into what management believes, based on its knowledge of the industry, is a leading provider of computer-based services to the direct marketing industry. Acxiom offers a broad range of services to direct marketers and to other businesses that utilize direct marketing techniques such as direct mail, advertising, database marketing and mining of data warehouses. Acxiom assists its customers with the marketing process, from project design, to list cleaning, list enhancement and list production, to database creation and management, to fulfillment and consumer response analysis.

         Acxiom also offers outsourcing/facilities management and information management services whereby it manages the data processing and information systems functions for its customers. Such customers and prospects include traditional direct marketing companies as well as companies that manage information about households and businesses. Management anticipates that delivery of data and information products will continue to expand during the foreseeable future, and that such services will increasingly generate a greater percentage of Acxiom's revenue.

         Acxiom was incorporated in Delaware in 1983 and succeeded by merger to the business of Conway Communications Exchange, Inc., an Arkansas corporation incorporated in 1969 as Demographics, Inc., which thereafter changed its name to Conway Communications Exchange, Inc. Effective upon the merger in 1983, the entity operated as CCX Network, Inc. until 1988, when the name Acxiom Corporation was adopted.

        The executive offices of Acxiom are located at 301 Industrial Boulevard, Conway, Arkansas 72032, telephone number: (501) 336-1000.

                               RECENT DEVELOPMENTS

         On September 17, 1998, Acxiom acquired May & Speh, Inc. Acxiom accounted for the transaction as a pooling of interests and described the transaction in various documents it filed with the Securities and Exchange Commission. On February 8, 1999, Acxiom filed a Current Report on Form 8-K to report restated consolidated financial statements as a result of the transaction. For information on how to receive copies of these documents see the information under the heading "Incorporation of Certain Documents by Reference."

         On December 31, 1998, Acxiom entered into a definitive agreement to acquire Computer Graphics of Arizona, Inc. and all of its affiliated companies in a stock-for-stock merger. Computer Graphics, a privately-held enterprise, is a computer service bureau principally serving financial services direct marketers since 1970. Computer Graphics is headquartered in Phoenix, Arizona. The transaction will be accounted for as a pooling of interests. Acxiom expects the purchase price for Computer Graphics to be approximately $50 million.

                            USE OF PROCEEDS BY ACXIOM

         Acxiom will not receive any proceeds from the offering described in this prospectus.


                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The following table shows for the periods indicated the high and low closing sales prices of Acxiom common stock as reported on the Nasdaq National Market System.

         Fiscal Year Ended                             High      Low

March 31, 1998:
         First Quarter                               $20-1/2   $12-1/8
         Second Quarter                               21-1/8    17-5/16
         Third Quarter                                19-1/4    15-1/8
         Fourth Quarter                               25-5/8    17

March 31, 1999:
         First Quarter                               $25-5/8   $20-1/8
         Second Quarter                               28-1/8    20
         Third Quarter                                31        16-5/8
         Fourth Quarter                               29-5/8    21-15/16

March 31, 2000:
         First Quarter
         (Through May 12, 1999)                      $28-13/16 $23

         Acxiom has never paid cash dividends on its common stock. Acxiom presently intends to retain earnings to provide funds for its business operations and for the expansion of its business. Thus, it does not anticipate paying cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

         Two selling shareholders are offering an aggregate of 400,400 shares of Acxiom common stock in this prospectus. Trans Union L.L.C., a Delaware limited liability company and the successor in interest to Trans Union Corporation, may offer for sale up to 400,000 shares. Robert A. Pritzker, a director of both Trans Union and Acxiom, may offer for sale up to 400 shares. Donees, pledgees, transferees or other successors in interest who receive Acxiom shares from Trans Union or Mr. Pritzker may offer those shares pursuant to this prospectus, but the aggregate number of shares offered will not exceed 400,400.

         Trans Union currently owns 4,003,000 shares of Acxiom common stock. Following the sale of the 400,000 shares offered by Trans Union, Trans Union will own 3,603,000 shares, which will represent approximately 4.6% of the outstanding shares of Acxiom common stock.

         Robert A. Pritzker, with his wife, currently owns 4,000 shares of Acxiom common stock. Following the sale of the 400 shares offered by Mr. Pritzker, Mr. Pritzker and his wife will own 3,600 shares, which will represent less than 1% of the outstanding shares of Acxiom common stock. Mr. Pritzker is a director and the chairman of Trans Union. Additionally, pursuant to an agreement between Trans Union and Acxiom, Mr. Pritzker is one of two individuals designated by Trans Union to serve as directors on the Acxiom board of directors.

                              PLAN OF DISTRIBUTION

         Acxiom is registering these shares of Acxiom common stock on behalf of the selling shareholders. The selling shareholders may offer shares from time to time in one or more of the following ways:

*    through brokers, acting as principal or agent

* in sales to underwriters acquiring the stock for their own account or for resale in negotiated transactions or to the public at a fixed offering price

*    in private sales at negotiated prices

*    by pledge to secure debts, financing arrangements and other obligations

*    by the writing (sale) of put or call options on the shares

* in block trades, in which a broker or dealer attempts to sell shares as agent but may position and resell a portion of the shares as principal to facilitate the sale

*    in  hedge   transactions  and  in  settlement  of  other   transactions  in
     standardized or over-the-counter options

*    any other legally available means

         The shares of Acxiom common stock covered by this prospectus also may be sold in private transactions pursuant to Section 4(1) or Rule 144 of the Securities Act, rather than pursuant to this prospectus.

         If underwriters or other agents are used in an offering, they may receive underwriting discounts and commissions. Brokers or agents participating in such transactions may receive commissions or fees.

         If necessary, this prospectus will be supplemented to show the specific terms of a particular offering. These terms may include the following:

*    number of shares involved in that offering

*    purchase price

*    name of any underwriter, dealer or agent

*    commissions   paid  or   discounts  or  selling   concessions   granted  to
     participating underwriters or brokers

         Expenses generated in connection with the offering of shares outlined in this prospectus will be paid in the following manner:

*    Acxiom  will  pay  all  expenses,   including  filing  fees,   relating  to
     preparation of the registration statement, Acxiom's attorneys' fees and Acxiom's accountant's fees

*    Trans Union will pay its own attorneys' fees

*    Mr. Pritzker will pay his own attorneys' fees

* Trans Union will pay any underwriter's or broker's fees or commissions arising in an offering made on its behalf

* Mr. Pritzker will pay any underwriter's or broker's fees or commissions arising in an offering made on his behalf

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for Acxiom by Catherine L. Hughes, Esq., General Counsel of Acxiom.

                                     EXPERTS

         The consolidated financial statements of Acxiom Corporation, which are included in the Acxiom current report on Form 8-K dated February 8, 1999 incorporated by reference into this registration statement, except as they relate to May & Speh, Inc. as of September 30, 1996 and for the years ended September 30, 1996 and 1995, have been audited by KPMG LLP, independent accountants, and as they relate to May & Speh, Inc. as of September 30, 1996 and for the years ended September 30, 1996 and 1995, by PricewaterhouseCoopers LLP, independent accountants, whose reports appear in the Form 8-K. These financial statements have been incorporated by reference into this registration statement in reliance on the reports of these independent accountants given on the authority of these firms as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION
                                  ABOUT ACXIOM

         The SEC allows us to "incorporate by reference" information filed with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock described in this prospectus are sold:

     (i) Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as amended by the Annual Report on Form 10-K/A dated July 29, 1998 and the Annual Report on Form 10-K/A dated August 4, 1998;

     (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998;

     (iii)Current Reports on Form 8-K dated June 4, 1998, September 18, 1998 and February 8, 1999;

     (iv) The description of Acxiom capital stock contained in the registration statement on Form 8-A of CCX Network, Inc. (now known as Acxiom Corporation) dated February 4, 1985, and any amendments or updates to that form filed by Acxiom;

     (v) The description of Acxiom preferred stock purchase rights contained in the registration statement on Form 8-A/A dated June 4, 1998.

         Acxiom will provide you with free copies of any of these documents, without exhibits, unless an exhibit is incorporated into the document by reference, if you write us or call us at: Acxiom Corporation, 301 Industrial Boulevard, Conway, Arkansas 72032, Attention: Catherine L. Hughes, telephone
(501) 336-1000.

         Acxiom is subject to the  information  requirements  of the  Securities
Exchange Act of 1934 and, pursuant to such act, files reports and other information with the SEC. Acxiom has also filed a registration statement on Form S-3 with the SEC relating to this offering of Acxiom common stock by the selling shareholders. Such reports, proxy statements, registration statement and other information can be inspected and copied at the public reference room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Acxiom's filings with the SEC also are available to the public at the SEC's web site: "http://www.sec.gov."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses payable by Acxiom and the selling shareholders in connection with the offering described in this registration statement.

                                                              Payable by:

                                     Acxiom   Trans Union     Mr. Pritzker

Securities and Exchange
 Commission registration
 fee                                $ 2,685     $  -0-          $ -0-
Legal fees                           10,000      4,500            500
Accountants' fees                     5,000        -0-            -0-
Miscellaneous expenses                1,315        -0-            -0-
                                     ------      -----            ---


         TOTAL                      $19,000     $4,500          $ 500
                                     ------      -----            ---


Item 15. Indemnification of Directors and Officers.

     Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     The Acxiom Charter provides that, to the fullest extent permitted by Delaware corporate law, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Indemnification. Section 145 of Delaware corporate law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by Delaware corporate law.

     Insurance. Acxiom has in effect directors' and officers' liability insurance and fiduciary liability insurance. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Item 16. Exhibits.

    Number                             Description

* 3.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3(i) to Acxiom's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

*    3.2  Amended and Restated  Bylaws of the  Registrant  (previously  filed as
          Exhibit 3(b) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991, Commission File No. 0-13163, and incorporated herein by reference).

* 4.1 Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

* 4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

* 4.3 Amendment Number One, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

**   5    Opinion of  Catherine  L.  Hughes,  Esq.,  General  Counsel of Acxiom,
          regarding the validity of the securities being registered.

     23.1 Consent of KPMG LLP.

**   23.2 Consent  of  Catherine  L.  Hughes,  Esq.,  General  Counsel of Acxiom
          (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

     23.3 Consent of PricewaterhouseCoopers LLP.

**   24   Powers of Attorney.

*    incorporated herein by reference as indicated
**   previously filed


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Acxiom certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on the 13th day of May, 1999.
                                        ACXIOM CORPORATION

                                        /s/ Catherine L. Hughes
                                        --------------------------------------
                                        (Catherine L. Hughes,
                                        Secretary and General Counsel)

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated, on the 13th day of May, 1999.


         *             , Financial Leader
-----------------------  (principal financial
(Robert S. Bloom)        officer and principal
                         accounting officer)


                       , Director
-----------------------
(Dr. Ann H. Die)


                       , Director
-----------------------
(William T. Dillard II)


          *            , Director
-----------------------
(Harry C. Gambill)


          *            , Director
-----------------------
(Roger S. Kline )

          *            , Chairman of the Board and
-----------------------  Company Leader (principal
(Charles D. Morgan)      executive officer)

          *            , Director
-----------------------
(Robert A. Pritzker)


          *            , Director
-----------------------
(James T. Womble)

*By: /s/ Catherine L. Hughes
    --------------------------
    Catherine L. Hughes
    (Attorney-in-Fact)

         Catherine L. Hughes, by signing her name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                                INDEX TO EXHIBITS


         Exhibit
         Number                             Exhibit

* 3.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3(i) to Acxiom's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

*    3.2  Amended and Restated  Bylaws of the  Registrant  (previously  filed as
          Exhibit 3(b) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991, Commission File No. 0-13163, and incorporated herein by reference).

* 4.1 Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

* 4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

* 4.3 Amendment Number One, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

**   5    Opinion   of  Catherine L.  Hughes, Esq.,  General Counsel  of Acxiom,
          regarding the validity of the securities being registered.

    23.1  Consent of KPMG LLP.

**   23.2 Consent  of  Catherine  L.  Hughes,  Esq.,  General  Counsel of Acxiom
          (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

     23.3 Consent of PricewaterhouseCoopers LLP.

**     24 Powers of Attorney.

*    incorporated herein by reference as indicated
**   previously filed